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                                                                      EXHIBIT 21
                                MGM GRAND, INC.

                             LIST OF SUBSIDIARIES

                               DECEMBER 31, 1997

                                                             STATE OF
                               NAME                       INCORPORATION
                      ----------------------------        -------------
PARENT                MGM Grand, Inc.                    Delaware

SUBSIDIARIES:         MGM Grand Hotel, Inc.              Nevada
                      MGM Grand Hotel Finance Corp.      Nevada
                      Destron, Inc.                      Nevada
                      MGM Grand Australia Pty, Ltd.      Australia
                      MGM Grand Merchandising, Inc.      Nevada
                      MGM Grand Monorail, Inc.           Nevada
                      MGM Grand Atlantic City, Inc.      New Jersey
                      MGM Grand Development, Inc.        Nevada
                      MGM Grand Detroit, Inc.            Delaware
                      MGM Grand Detroit, LLC             Delaware
                      MGM Dist., Inc.                    Nevada